Exhibit 99.2

Valeant's Acquisition of Dow Pharmaceutical Sciences, Inc.

Forward-looking statements This presentation contains forward-looking statements, including, but not limited to, statements regarding the future growth in Valeant's dermatology franchise, the impact of the Dow Pharmaceutical Sciences, Inc. acquisition on Valeant's business and the results of operations, the timing and potential success of clinical trials and the approval of product candidates. These statements are based upon the current expectations and beliefs of Valeant's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to Valeant's ability to successfully integrate the Dow assets, risks and uncertainties relating to the clinical development of product candidates, regulatory approval processes, the potential that competitors may bring to market products or treatments that are more commercially attractive than existing or future Dow products, and other risks and uncertainties discussed in the company's filings with the SEC. The company cautions the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this presentation. The company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes.

Our Strategy - March 27, 2008 Focus business US, Canada, Mexico & very limited others - no longer global Neurology/ Dermatology Prescription and OTC brands Maximize pipeline Partner to realize full potential of key assets Ongoing internal development capability In-licensing in Neurology/ Dermatology Rebase and grow "high-quality" top and bottom line Manage cash to maximize shareholder returns Investment and acquisitions as appropriate Completed 2008

Summary of Acquisition Dow Pharmaceutical Privately held dermatology specialist Three business components: Proprietary products and pipeline Service business generating fees and royalties FDA approved product ready to be launched 2008 revenue of ~$45 million ~$20 million in royalties & ~$25 million in service fees Deal terms All cash offer of $285 million $250 million upfront & $35 million in escrow Additional milestones based on pipeline success Closing expected around year-end Contingent on regulatory approval (HSR)

Acquisition Rationale Builds unmatched expertise in dermatology for Valeant Strong synergies with current portfolio Attractive pipeline and formulation capabilities Immediately creates a top-tier U.S. Dermatology Co. Positive financial impact - accretive to pro forma GAAP & Cash EPS in 2009

Dow Product and Pipeline Review

Proprietary Launches

- Acanya (Acne) – already approved, to be launched in Q1 2009
  - Peak revenue estimate $70+ million

Proprietary Pipeline

- IDP 111 (Acne) – Already licensed to Mylan
- IDP 115 (Rosacea) – entering Phase 3
- IDP 107 (Oral acne) – Phase 2
- IDP 108 (Topical anti-fungal) – Phase 2
- IDP 113 (Topical anti-fungal) – Phase 1
- IDP 109 (Warts) – Preclinical

U.S. Peak Sales > $500 million

Royalties

- Ziana (Medicis)
- MetroGel (Galderma)
- Desonate (Skin Medica)
- Clobex (Galderma)
- Atralin (Coria)

Annual Royalties > $20 million



Source: Dow Pharmaceutical Sciences

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Acanya(tm) Topical prescription treatment for acne Less irritation Acanya has ~$70+ million annual market potential FDA approved 4Q 2008 Planned launch 1Q 2009 Significant commercialization synergies with Atralin(tm) Daytime vs. nighttime use Protected by formulation and method of use patents through 2015

Will continue to be led by Gordon Dow ~$25 million revenues in 2008, ~20% operating margin Portion of capacity used for internal development Enriches intellectual capital One of the top dermatology Rx formulation providers in the world Dow Services Business

Dow Financial Profile Acanya(tm) FDA approval October 2008 Expected to be launched 1Q 2009 Royalty ~$20 million in out-licensed products Expected to be stable for next decade with potential to grow Services Business ~$25 million with 20% operating margins Development Spend ~$25 million annually Development Infrastructure $0 million annually - subsidized by service business Key source of synergies

Synergies and Tax Core R&D savings ~$10 million annually G&A, Facilities consolidation & non-core R&D savings ~$10 million annually Off shore IP for tax planning purposes

Financial Impact

- Valuation metrics
  - Price/ 2009 EBITDA = ~11x
  - Price/ 2010 EBITDA = ~6x
- 2009 P&L
  - Increases revenue by ~$60 million
  - Maintain net (VRX/Dow) R&D spending at ~$50M million
  - With cost synergies - accretive to 2009 earnings
  - 2009 Cash EPS guidance of $1.35 - $1.60 per share
- Balance Sheet
  - Redeemed $33 million of 2010 convertible in November
  - Net cash position plus ongoing cash flow will allow us to:
    - Execute $200 million securities repurchase program
    - Address 3% convertible note maturity (August 2010)
    - Continue to make selective future acquisitions

VALEANT Pharmaceuticals International 11

2008 - Upgrading Our Portfolio & Balance Sheet

($ millions)


$362
$90
$511
$301
$91
$571
$125
$109
$29
$109
$242
~$200
Cash Dec 2007¹
Operations & other
Sale of businesses²
Debt repurchase
Stock repurchase
Cash Sept 2008¹
GSK Upfront
Purchase of Coria & DermaTech
Debt repurchase
Stock repurchase
Purchase of Dow³
Cash Dec 2008⁴

[1] Includes cash & marketable securities

[2] Proceeds from Infergen, AsiaPacific, Argentina, WEEMEA (Western & Eastern Europe, Middle East & Africa)

[3] $250 million initial purchase price less $8 million cash on balance sheet of Dow at close

[4] Does not include cash flow from operations/other for the quarter ending December 31, 2008

VALEANT Pharmaceuticals International

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2007 2008E 2009E 0.83 0.7 1.48 2007 2008E 2009E 0.33 0.3 1.13 Pro Forma Cash EPS from Continuing Operations Pro Forma Cash EPS from Continuing Operations, excluding Ribavirin royalties $1.35 - $1.60 $1.00 - $1.25 Cash EPS is calculated as net income from continuing operations excluding amortization (net of tax), restructuring charges (net of tax), acquired in-process R&D (net of tax) and non-cash interest on convertible debt related to APB-14A (net of tax) divided by diluted share. For a reconciliation of non-GAAP financial measures to comparable GAAP financial measures, please go to www.valeant.com. 2009 Pro Forma Impact of Improved Portfolio & Restructuring - Cash EPS

Looking Forward Remain focused on dermatology & neurology with reduced geographic footprint Remain focused on improving cash flows from continuing operations Continue to upgrade portfolio with higher growth, higher margin assets Continue to partner pipeline assets Deploy cash with continual mix of paying off debt, buying shares and selective acquisitions